Sonic Foundry Reports Record First Quarter Fiscal 2011 Results

MADISON, Wis., Jan. 27, 2011 /PRNewswire/ -- Sonic Foundry, Inc. (Nasdaq: SOFO), the recognized market leader for rich media webcasting, lecture capture and knowledge management, today announced financial results for its fiscal 2011 first quarter ended December 31, 2010.

GAAP results include:

  Revenues of $5.9 million, up 32 percent over the first quarter of fiscal 2010
  Product revenue of $2.8 million, an increase of 48 percent over the first quarter of fiscal 2010
  Services revenue of $3.0 million, an increase of 19 percent over the first quarter of fiscal 2010
    Support and maintenance revenues of $1.6 million, an increase of 7 percent over the first quarter of fiscal 2010
    Event services and hosting revenues of $1.4 million, an increase of 37 percent over the first quarter of fiscal 2010
  GAAP net income of $223 thousand or $0.06 per basic and diluted share, compared to a net loss of $(320) thousand or ($.09) per basic and diluted share in the first quarter of fiscal 2010
  Unearned revenue balance of $5.7 million, an increase of 14 percent over the first quarter of fiscal 2010

Non-GAAP results include:

  Billings of $5.6 million, an increase of 31 percent over the first quarter of fiscal 2010
  Product billings of $2.8 million, an increase of 48 percent over the first quarter of fiscal 2010
  Services billings of $2.7 million, an increase of 17 percent over the first quarter of fiscal 2010
    Support and maintenance billings of $1.6 million, an increase of 7 percent over the first quarter of fiscal 2010
    Event services and hosting billings of $1.1 million, an increase of 30 percent over the first quarter of fiscal 2010
  Non-GAAP net income of $274 thousand or $0.07 per basic share compared to a net loss of $(434) thousand or $(0.12) per basic share in the first quarter of fiscal 2010

Non-GAAP net income primarily excludes all non-cash related expenses of stock compensation, depreciation, amortization, provision for income taxes and includes the cash impact of billings not recognized as revenue. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Cash provided by operating activities totaled $497 thousand, reflecting the improvement of net income in Q1-2011 of $223 thousand versus a net loss of $(320) thousand in Q1-2010. Quarter ending non-GAAP results improved to an income of $274 thousand versus a loss of $(434) thousand in Q1-2010.

While the company's first quarter is a slower seasonal quarter for North American higher education sales, this was to a large extent offset by stronger revenues reported for its event services business as well as for its international sales. Total event services and hosting revenues for the quarter were $1.4 million compared to $918 thousand in Q1-2010. International product sales accounted for 31 percent of overall revenues, compared to 26 percent in Q1-2010, and helped contribute to the 48 percent increase in overall product license revenues over the first quarter of fiscal 2010.

Of the unearned revenue balance, the company expects to realize $2.2 million in the quarter ending March 31, 2011. Revenue from service contracts is recognized over the life of the contract. Services revenue includes Mediasite customer support contracts as well as training, installation, rental, event and content hosting services. Sonic Foundry Event Services customers are typically corporate meeting planners, communication executives or training directors planning either large, multi-room, multi-day events or high-profile live events such as press conferences or product launches.

First quarter fiscal 2011 total gross margin was 72 percent and was affected by higher unit volume transactions as well as a higher utilization of third party labor.

In the first quarter fiscal 2011, 65 percent of billings were to preexisting customers compared to 75 percent in the first quarter fiscal 2010. Billings to education customers totaled 56 percent and corporate billings totaled 34 percent of the total billings for the quarter.

Other highlights of the first quarter fiscal 2011 include the company's announcement of a strategic technology partnership with TechSmith, enabling Camtasia Relay content to now be managed within the Mediasite knowledge management platform. The company also announced it is the first rich media webcasting platform to be certified for deployment on secure military networks by the US Department of Defense.

"We are delighted to kick off 2011 with another positive operating quarter and further demonstration of company growth across our multiple business lines. Our strategy continues to extend the value of Mediasite product and services technologies to a broadening customer base," said Rimas Buinevicius, chairman and CEO of Sonic Foundry. "We have expended a great deal of effort and attention towards technology development as well as partnering, when it makes sense, so that a broader universe of customers is able to harness the power of Mediasite for their specific value creation needs. Sonic Foundry remains on the cusp of a growing and rapidly changing market that continues to expand its adoption of online rich media for a variety of education and training applications."

Sonic Foundry will host a corporate webcast today for analysts and investors to discuss its fiscal 2011 first quarter results at 3:30 p.m. CT / 4:30 p.m. ET. It will use its patented rich media communications system, Mediasite, to webcast the presentation for both live and on-demand viewing. To access the presentation, go to www.sonicfoundry.com/q1. An archive of the webcast will be available for 30 days.

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use a measure of non-GAAP net income or loss in our financial presentation, which excludes certain non-cash costs and includes certain cash billings not recognized as revenue for GAAP purposes. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Our non-GAAP financial measures reflect adjustments based on the following items:

  Billings not recorded as revenue: We have included the cash effect of billings not recorded as revenue, which are deferred for GAAP purposes, in arriving at non-GAAP net income or loss. Our services are typically billed and collected in advance of providing the service which requires minimal cost to perform in the future. Billings are a better indicator of customer activity and cash flow than revenue is, in management's opinion, and is therefore used by management as a key operational indicator.
  Depreciation and amortization of intangible and other assets expenses: We have excluded the effect of depreciation and amortization of assets from our non-GAAP net income or loss. Amortization of intangible assets expense varies in amount and frequency and it is significantly affected by the timing and size of our acquisitions. Depreciation and amortization of asset costs is a non-cash expense that includes the periodic write-off of tooling, product design and other assets that contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
  Non-cash provision for income taxes: We have excluded the impact of the provision for income taxes from our non-GAAP net income or loss. The provision for income taxes is associated with the difference in treatment of goodwill which is not expensed for GAAP purposes but is amortized over a fifteen year life for Federal income tax purposes. The result is a non-cash expense and liability that will never be paid.
  Stock-based compensation expenses: We maintain an employee qualified stock option plan under which we grant options to acquire common stock to eligible employees. We also maintain an employee stock purchase plan under which common stock may be issued to eligible employees at a reduced price. Stock-based compensation expenses are recorded for these plans in accordance with FASB Accounting Standards Codification subtopic 718, Compensation-Stock Compensation. Stock-based compensation expense is a non-cash expense. As a result, we have excluded the effect of stock-based compensation expenses from our non-GAAP net income or loss.

About Sonic Foundry®, Inc.

Sonic Foundry (NASDAQ: SOFO, www.sonicfoundry.com) is the global leader for rich media webcasting and knowledge management, providing enterprise communication solutions for education, business and government. Powered by Mediasite, the patented webcasting platform which automates the capture, management, delivery and search of lectures, online training and briefings, Sonic Foundry empowers people to transform the way they communicate. Through the Mediasite platform and its Event Services group, the company helps customers connect a dynamic, evolving world of shared knowledge and envisions a future where learners and workers around the globe use webcasting to bridge time and distance, accelerate research and improve performance. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

Sonic Foundry, Inc. Condensed Consolidated Balance Sheets (in thousands, except for share data) (Unaudited)
	December 31, 2010	September 30, 2010
Assets
Current assets:
Cash and cash equivalents	$ 3,885	$ 3,358
Accounts receivable, net of allowance of $90 and $105	4,372	5,038
Inventories	811	541
Prepaid expenses and other current assets	491	433
Total current assets	9,559	9,370
Property and equipment:
Leasehold improvements	980	980
Computer equipment	2,938	2,597
Furniture and fixtures	461	461
Total property and equipment	4,379	4,038
Less accumulated depreciation	2,960	2,801
Net property and equipment	1,419	1,237
Other assets:
Goodwill	7,576	7,576
Other intangibles, net of amortization of $84 and $71	71	84
Total assets	$ 18,625	$ 18,267

Liabilities and stockholders' equity
Current liabilities:
Revolving line of credit	$ -	$ -
Accounts payable	866	1,138
Accrued liabilities	984	752
Unearned revenue	5,245	5,486
Current portion of notes payable	665	552
Total current liabilities	7,760	7,928

Long-term portion of unearned revenue	481	587
Long-term portion of notes payable	859	1,040
Other liabilities	64	85
Deferred tax liability	1,550	1,490
Total liabilities	10,714	11,130

Stockholders' equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued and outstanding	—	—
5% preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued and outstanding	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 3,701,298 and 3,650,823 shares issued and 3,688,582 and 3,638,107 shares outstanding	37	37
Additional paid-in capital	186,524	185,973
Accumulated deficit	(178,455)	(178,678)
Receivable for common stock issued	(26)	(26)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders' equity	7,911	7,137
Total liabilities and stockholders' equity	$ 18,625	$ 18,267

Sonic Foundry, Inc. Condensed Consolidated Statements of Operations (in thousands, except for share and per share data) (Unaudited)
	Three Months Ended December 31,
	2010	2009

Revenue:
Product	$ 2,844	$ 1,928
Services	3,025	2,548
Other	61	26
Total revenue	5,930	4,502
Cost of revenue:
Product	1,350	830
Services	319	190
Total cost of revenue	1,669	1,020
Gross margin	4,261	3,482

Operating expenses:
Selling and marketing	2,462	2,218
General and administrative	619	803
Product development	834	711
Total operating expenses	3,915	3,732
Income (loss) from operations	346	(250)

Other expense, net	(63)	(10)
Income (loss) before income taxes	283	(260)
Provision for income taxes	(60)	(60)
Net income (loss)	$ 223	$ (320)

Net income (loss) per common share:
– basic	$ 0.06	$ (0.09)
– diluted	$ 0.06	$ (0.09)

Weighted average common shares – basic	3,654,751	3,606,922
– diluted	3,875,483	3,606,922

Non-GAAP Consolidated Statements of Operations
(in thousands, except for per share data)

	Fiscal Quarter Ended December 31, 2010			Fiscal Quarter Ended December 31, 2009
	GAAP	Adj(1)	Non-GAAP	GAAP	Adj(1)	Non-GAAP

Revenues	$ 5,930	$ (347)	$ 5,583	$ 4,502	$ (231)	$ 4,271
Cost of revenue	1,669	—	1,669	1,020	—	1,020
Total Operating expenses	3,915	(338)	3,577	3,732	(57)	3,675
Income (loss) from operations	346	(9)	337	(250)	(174)	(424)
Other expense	(63)	—	(63)	(10)	—	(10)
Provision for income taxes	(60)	60	—	(60)	60	—
Net income (loss)	$ 223	$ 51	$ 274	$ (320)	$ (114)	$ (434)
Diluted net income (loss) per common share	$ 0.06	$ 0.01	$ 0.07	$ (0.09)	$ (0.03)	$ (0.12)

(1)Adjustments consist of the following:

Billings		$ (347)			$ (231)
Depreciation and amortization (in G&A)		159			134
Non-cash tax provision		60			60
Stock-based compensation(2)		179			(77)

Total non-GAAP adjustments		$ 51			$ (114)

(2) Stock-based compensation is included in the following GAAP operating expenses:

Selling and marketing		$ 122			$ (51)
General and administrative		12			(5)
Product development		45			(21)

Total stock-based compensation		$ 179			$ (77)

CONTACT:  Sonic Foundry, Inc., Investors, investor@sonicfoundry.com, or Media, tammyk@sonicfoundry.com